Exhibit 99.1

NextPlay Technologies Appoints Terry Gardner and Farooq Moosa to Board of Directors

SUNRISE, FL – December 15, 2021 – NextPlay Technologies, Inc. (NASDAQ: NXTP), a technology solutions company building a digital business ecosystem for digital advertisers, consumers, video gamers and travelers, has appointed two independent directors, Edward “Terry” Gardner, Jr., and Farooq Moosa, to its board of directors. Following the appointments, the board is now composed of 10 members.

“We welcome Terry and Farooq to our board, whose professional careers have been dedicated to analyzing companies and making corporate finance decisions involving investments from around the world,” stated NextPlay Co-CEO Nithinan ‘Jessie’ Boonyawattanapisut. “They each bring a unique combination of capital markets knowledge and operational experience to our company, which we believe will be valuable to our team as we continue on our course for growth at NextPlay.”

Edward “Terry” Gardner Bio

Mr. Gardner, a portfolio strategist, and investment manager, brings over 25 years of experience to NextPlay in capital markets, equity research, and investment management. He is currently a partner at C.J. Lawrence, where he is a portfolio strategist, investment manager, and chairman of the firm’s Investment Committee. He has held senior analytical and management roles at Deutsche Bank Securities, ITG, and Soleil Securities Group.

Earlier, Mr. Gardner was an equity research analyst covering the ground transportation industry and was ranked as the Top Stock Picker in his category in the Wall Street Journal’s All-Star Analyst survey. He holds a Bachelor of Arts in Economics from St. Lawrence University.

“I look forward to collaborating with management and the board to drive shareholder value,” stated Mr. Gardner. “NextPlay is on the cutting edge of digital transformation, having assembled an impressive array of assets to capitalize on secular changes in today's global economy. I’m looking forward to applying my capital markets and investment experience to help the company pursue paths that deliver financial performance and build shareholder value.”

Farooq Moosa Bio

Mr. Moosa currently serves as president and CFO of Avenir Senior Living. He brings to NextPlay more than 20 years of extensive experience in investment banking, asset management, equity and debt capital markets, investment fund administration and wealth management.

Mr. Moosa previously served as managing director at Echelon Wealth Partners and Artemis Investment Management, and earlier as director of global investment banking at Scotiabank and held various positions, including president, CEO, and director, of Scotia Managed Companies Administration, a wholly owned subsidiary of Scotiabank. Prior to Scotiabank, he served as VP of equity capital markets at BMO Capital Markets.

Moosa holds an MBA from Wilfrid Laurier University and a Bachelor of Arts (Honours Standing) from Western University.

“I’m excited to join NextPlay’s board at this pivotal stage in its growth and commercial development,” commented Moosa. “NextPlay’s transformation through several recent synergistic acquisitions is remarkable. It has created a unique digital ecosystem of in-game ad-tech, crypto-banking, fintech, Connected TV, travel and tourism.”

Gardner’s appointment is effective December 9, 2021 and Moosa’s appointment took effect on November 23, 2021.

About NextPlay Technologies

NextPlay Technologies, Inc. (Nasdaq: NXTP) is a technology solutions company offering games, in-game advertising, crypto-banking, connected TV and travel booking services to consumers and corporations within a growing worldwide digital ecosystem. NextPlay’s engaging products and services utilize innovative AdTech, Artificial Intelligence and Fintech solutions to leverage the strengths and channels of our existing and acquired technologies. For more information about NextPlay Technologies, visit www.nextplaytechnologies.com and follow us on Twitter @NextPlayTech and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including, without limitation, “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Information about the risks and uncertainties faced by the Company are detailed from time to time in the Company’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings “Risk Factors.” These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made only as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SOURCE: NextPlay Technologies

Company Contacts:

NextPlay Technologies, Inc

Richard Marshall

Director of Corporate Development

Tel (954) 888-9779

rmarshall@monakergroup.com